                                                                  EXHIBIT 4

                             STOCKHOLDERS AGREEMENT

                  This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 10, 1999, is by and among JLG Industries, Inc., a Pennsylvania corporation ("Parent"), JLG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), Gradall Industries, Inc., a Delaware corporation (the "Company"), and the stockholder identified on the signature page hereof (the "Stockholder").

                              W I T N E S S E T H :

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Subsidiary and the Company have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, (the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger");

                  WHEREAS, in accordance with the Merger Agreement, Merger Subsidiary shall commence an Offer (as defined in the Merger Agreement) to purchase all outstanding shares, together with associated rights to purchase Series B Participating Cumulative Preferred Stock, of Common Stock (as defined in Section 1 hereof) of the Company, including all of the Shares (as defined in
Section 2 hereof) beneficially owned by the Stockholders; and

                  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder and the Company agree, and the Stockholder and the Company have agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.  DEFINITIONS.  For purposes of this Agreement:

                  (a) "Adverse Proposal" shall mean any (1) proposal or action that would reasonably be expected to result in a breach of any covenant, representation or warranty of Company set forth in the Merger Agreement, or (2) the following actions (other than the Offer, the Merger and the other transactions contemplated by the Merger Agreement), (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof-, (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's or any of its Subsidiaries' corporate structure or business; or (D) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement.

                  (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

                  (c) "Common Stock" shall mean the Common Stock, $.001 par value, of the Company.

                  (d) "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (e) "Termination Date" shall mean the earlier of (i) the date of termination of the Merger Agreement by the Company pursuant to 7.01(b) thereof, and (ii) the date of the expiration or termination of the Offer.

                  (f) Capital terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

2.  TENDER OF SHARES.

         2.1 TENDER. In order to induce Parent and Merger Subsidiary to enter into the Merger Agreement, the Stockholder hereby agrees to validly tender (or cause the record owner of such shares to validly tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the fifteenth business day after commencement of the Offer pursuant to the Merger Agreement and Rule l4d-2 under the Exchange Act, the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule A hereto (the "Existing Shares"), all of which are Beneficially Owned by such Stockholder, and any shares of Common Stock acquired by such Stockholder in any capacity after the date hereof and prior to the termination of this Agreement by means of purchase, exercise of any option, dividend, distribution or in any other way (such shares of Common Stock, together with the Existing Shares, the "Shares"). The Stockholder hereby acknowledges and agrees that Parent's and Merger Subsidiary's obligation to accept for payment and pay for the Shares in the Offer, including the Shares Beneficially Owned by such Stockholder, is subject to the terms and conditions of the Offer.

         2.2 DISCLOSURE. The Stockholder hereby permits Parent and Merger Subsidiary to publish and disclose in the Offer Documents and, if approval of the Company's stockholders is required under applicable law, in the Proxy Statement or Information Statement (including all documents and schedules filed with the Securities and Exchange Commission) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

3.  AGREEMENT TO VOTE SHARES.

         During the term of this Agreement, at any meeting of the stockholders of the Company called to consider and vote upon the adoption of the Merger Agreement (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of the adoption of the Merger Agreement by written consent of stockholders of the Company, the Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Shares in favor of the adoption of the Merger Agreement and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement which is considered and voted upon at any such meeting or made the subject of any such written consent, as applicable. During the term of this Agreement, at any meeting of the stockholders of the Company called to consider and vote upon any Adverse Proposal (and at any and all postponements and adjournments thereof), and in connection with any action to be taken in respect of any Adverse Proposal by written consent of stockholders of Company, the Stockholder will vote or cause to be voted (including by written consent, if applicable) all of such Stockholder's Shares against the adoption of such Adverse Proposal.

4.  IRREVOCABLE PROXY.

         The Stockholder hereby irrevocably appoints Merger Subsidiary or any designee of Merger Subsidiary the lawful agent, attorney and proxy of such Stockholder, during the term of this Agreement, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, to vote (or cause to be voted) the Stockholder's Shares (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Agreement and any actions required in furtherance hereof and thereof and (b) against adoption of any Adverse Proposal. The Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to the Shares. The Stockholder shall not hereafter, until the termination of this Agreement, purport to vote (or execute a consent with respect to) such Shares (other than through this irrevocable proxy) or grant any other proxy or power of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such Shares.


5.  REPRESENTATIONS AND WARRANTIES.

         5.1 CERTAIN REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholder, severally and not jointly, represents and warrants to Parent and Merger Subsidiary, as of the date hereof and as of the acceptance for payment of shares of Common Stock under the Offer, as follows:

                  (a) OWNERSHIP. Such Stockholder is the sole Beneficial Owner of the number of shares of Common Stock set forth opposite such Stockholder's name on Schedule A hereto. The Shares are now, and at all times during the term hereof will be (except as provided in Section 6.2 hereof), held exclusively by such Stockholder, or by a nominee or custodian for the exclusive benefit of such Stockholder, free and clear of all liens, proxies, or other restrictions on disposition or voting, except for any liens, proxies or restrictions, arising hereunder. The tender by such Stockholder of its Shares to Merger Subsidiary or Parent pursuant to the Offer will pass to Merger Subsidiary or Parent the Stockholder's interest in the Shares free of any adverse claims under
         Section 8-102(a)(1) of the Uniform Commercial Code. Except as set forth in Schedule A hereto, such Stockholder does not (a) Beneficially Own any securities of the Company on the date hereof or (b) directly or indirectly, Beneficially Own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote; nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates such Stockholder to vote, dispose of or acquire any securities of the Company.

                  (b) POWER AND AUTHORITY; EXECUTION AND DELIVERY. Such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which each Stockholder agrees to make promptly), to the extent applicable, the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to any material obligation, any right of termination, benefit under, or require notice to or the consent of any person under any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award binding on such Stockholder, other than such conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not impair the ability of such Stockholder to perform such Stockholder's obligations under this Agreement.

                  (d) BROKERS. Except as provided in the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company or any of its Subsidiaries.

         5.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Merger Subsidiary, as of the date hereof and as of the acceptance for payment of Shares of Common Stock under the Offer, as follows:

                  (a) ORGANIZATION; AUTHORITY. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution; and delivery of, and the performance of its obligations under, this Agreement.

                  (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (c) NO CONFLICTS. The execution and delivery of this Agreement by the Company does not and, subject to compliance with the HSR Act and appropriate filings under securities laws (which the Company agrees to make promptly), to the extent applicable, the performance of its obligations hereunder and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to any material obligation, any right of termination, cancellation, or acceleration of any obligation or any loss of a material benefit under, or require notice to or the consent of any person under (i) its certificate of incorporation or bylaws, (ii) any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award by which it is bound, or (iii) any judgment, writ, decree, order or ruling applicable to the Company; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not impair the ability of the Company to perform its obligations under this Agreement.

                  (d) ANTITAKEOVER STATUTES. The Company's Board of Directors has approved the Offer, the Merger, the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby and such approval is sufficient to render inapplicable to the Offer, the Merger, the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby, the provisions of Section 203 of the Delaware General Corporations Law (the "DGCL").

         5.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY. Each of Parent and Merger Subsidiary hereby represents and warrants, jointly and severally, to the Company and the Stockholder, as of the date hereof and as of the acceptance for payment of Shares of Common Stock under the Offer, that:

                  (a) ORGANIZATION; AUTHORITY. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

                  (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming that this Agreement constitutes the valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms.

                  (c) NO CONFLICTS. The execution and delivery of this Agreement by Parent and Merger Subsidiary do not, and, subject to compliance with the HSR Act and appropriate filings under securities laws (which Parent and Merger Subsidiary agree to make it promptly), to the extent applicable, the performance of its obligations hereunder and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or give rise to any material obligation, any right of termination, cancellation, or acceleration of any obligation or any loss of a material benefit under, or require notice to or the consent of any person under (i) its articles of incorporation or bylaws or equivalent organizational documents, (ii) any agreement, instrument, undertaking, law, rule, regulation, judgment, order, injunction, decree, determination or award by which it is bound, or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Merger Subsidiary; except in the case of clauses (ii) and
         (iii) for conflicts, violations, breaches or defaults that would not impair the ability of Parent or Merger Subsidiary to perform its obligations under this Agreement.

6. CERTAIN COVENANTS OF STOCKHOLDER. The Stockholder hereby severally covenants and agrees as follows:

         6.1 NO SOLICITATION. Neither Stockholder nor any officer, director, employee, representative or agent of the Stockholder shall, in that Stockholder's capacity as such and not in such Stockholder's capacity as an officer, director, employee, representative or agent of the Company, directly or indirectly, solicit, initiate, or knowingly facilitate; participate in or initiate any inquiries or the making of any proposal by any person or entity (other than Merger Subsidiary, Parent or any affiliate of Parent) which constitutes, or may reasonably be expected to lead to, (a) any sale of the Shares or (b) any Adverse Proposal. If the Stockholder, or any officer, director, employee, representative or agent of the Stockholder, receives an inquiry or proposal with respect to the sale of Shares, then the Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder shall cause its officers, directors, employees, representatives and agents to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

         6.2 RESTRICTION ON TRANSFER, PROXIES AND NONINTERFERENCE. The Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares without notifying Parent in advance and obtaining and delivering to Parent any evidence that Parent may reasonably request to evidence the transferee's agreement to be bound by this Agreement; provided, however, that in the event of the Stockholder's death during the term of this Agreement, the Shares may be transferred in accordance with the Stockholder's last will and testament, or if none, in accordance with the applicable laws of intestate succession, in either of which cases, the Shares shall remain subject in all respects to the terms of this Agreement, or (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (c) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling in any material respect such Stockholder from performing the Stockholder's obligations under this Agreement.

         6.3 LEGENDING OF CERTIFICATES; NOMINEE SHARES. If requested by Merger Subsidiary, the Stockholder agrees to submit to Merger Subsidiary contemporaneously with or within five business days following execution of this Agreement all certificates representing the Shares so that Merger Subsidiary may note thereon a legend referring to the proxy and other rights granted to it by this Agreement. If any of the Shares beneficially owned by a Stockholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee", and, as to such Shares, "Nominee Shares"), the Stockholder agrees that, upon written notice by Merger Subsidiary requesting it, the Stockholder will within five business days of the giving of such notice execute and deliver to Merger Subsidiary a limited power of attorney in such form as shall be reasonably satisfactory to Merger Subsidiary enabling Merger Subsidiary to require the Nominee to (i) tender such Nominee Shares in the Offer pursuant to
Section 2, (ii) agree to vote the Nominee Shares to the same effect as Section 3, (iii) grant to Merger Subsidiary an irrevocable proxy to the same effect as
Section 4 with respect to the Nominee Shares held by such Nominee, (iv) submit to Merger Subsidiary the certificates representing such Nominee Shares for notation of the above-referenced legend thereon, and (v) effect any other obligation of the Stockholder hereunder.

         6.4 STOP TRANSFER ORDER. In furtherance of this Agreement, concurrently herewith, the Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares).

7. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

8. STOCK DIVIDENDS, ETC. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. I

9.  MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

         9.2 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         9.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following address:

         If to Stockholder:                  At such Stockholder's address set
                                             forth on Schedule A hereto

         copy to:                            Gradall Industries, Inc.
                                             406 Mill Avenue, S.W.
                                             New Philadelphia, Ohio 44663
                                             Facsimile No:  (330) 339-5224
                                             Attention:  Barry L. Phillips

         copy to:                            Proskauer Rose LLP
                                             1585 Broadway
                                             New York, New York 10036
                                             Facsimile No:  (212) 969-2900
                                             Attention:  Robert A. Cantone, Esq.

         If to Parent or Merger Subsidiary:  JLG Industries, Inc.
                                             1 JLG Drive
                                             McConnelsburg, PA 17233
                                             Facsimile No:  (717) 485-6542
                                             Attention:  General Counsel

         copy to:                            Covington & Burling
                                             1201 Pennsylvania Ave., N.W.
                                             Washington, D.C. 20044-7566
                                             Facsimile No:  (202) 662-6291
                                             Attention: W. Andrew Jack, Esq.

         If to the Company:                  Gradall Industries, Inc.
                                             406 Mill Avenue, S.W.
                                             New Philadelphia, Ohio 44663
                                             Facsimile No:  (330) 339-5224
                                             Attention:  Barry L. Phillips

         copy to:                            Proskauer Rose LLP
                                             1585 Broadway

                                             New York, New York 10036
                                             Facsimile No:  (212) 969-2900
                                             Attention:  Robert A. Cantone, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9.5 COOPERATION AS TO REGULATORY MATTERS. If so requested by Parent or Merger Subsidiary, promptly after the date hereof, the Stockholder will use its reasonable best efforts, and will use reasonable best efforts to cause the Company (if required in either case) to make all filings which are required under the HSR Act and applicable requirements and to seek all regulatory approvals required in connection with the transactions contemplated hereby. The parties hereto shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of filings and submissions to any governmental agency, including, without limitation, filings under the provisions of the HSR Act. The Stockholder shall also use its reasonable best efforts to cause the Company to supply Merger Subsidiary with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Company and its representatives and the Federal Trade Commission, the Department of Justice and any other governmental agency or authority and members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

         9.6 TERMINATION. This Agreement shall terminate on the Termination
Date.

         9.7 SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

         9.9 DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         9.10 SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         9.11 STOCKHOLDER CAPACITY. The Stockholder executing this Agreement makes no agreement hereunder with respect to certain affiliates of Stockholder who are directors or officers of the Company. The Stockholder is executing and delivering this Agreement solely in that Stockholder's capacity as the record and/or beneficial owner of that Stockholder's Shares. Notwithstanding anything to the contrary in this Agreement, no action or inaction by any affiliate of the Stockholder in his capacity as a director, officer, or employee of the Company shall be deemed to contravene Section 6.1 hereof.

                [The remainder of this page has been left blank.]

                          (Page 1 of 2 Signature Pages)

                  IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                        JLG INDUSTRIES, INC.


                                        By: /s/ L. David Black
                                            -----------------------
                                            Name: L. David Black
                                            Title: Chairman, President & CEO



                                        JLG ACQUISITION CORP.


                                        By: /s/ L. David Black
                                            -----------------------
                                            Name: L. David Black
                                            Title: Chairman & President




                                        GRADALL INDUSTRIES, INC.


                                        By: /s/ Barry L. Phillips
                                            -----------------------
                                            Name: Barry L. Phillips
                                            Title: President & CEO

                          (Page 2 of 2 Signature Pages)

Stockholders:



                                             MLGA FUND II, L.P.

                                             By: /s/ Sangwoo Ahn
                                                 _______________________
                                                 Name: Sangwoo Ahn
                                                 Title: General Partner

                                   SCHEDULE A


NAME:                                                COMMON STOCK SHARES
MLGA FUND II, L.P.                                        2,615,637
2 Greenwich Plaza
Greenwich, CT 06830